UNITED STATES

                SECURITIES AND EXCHANGE COMMISSION


                      Washington, D.C.  20549


                             FORM 8-K


                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported)   June 28, 1999


                     CCB Financial Corporation
      (Exact name of registrant as specified in its charter)



     North Carolina          0-12358            56-1347849
    (State or other      (Commission File     (IRS Employer
    jurisdiction of          Number)       Identification No.)
     incorporation)




    111 Corcoran Street, Post Office Box 931, Durham, NC  27702
             (Address of principal executive offices)



  Registrant's telephone number, including area code   (919) 683-7777



                                N/A
   (Former name or former address, if changed since last report)



Item 5.   Other Events.

     On June 28, 1999, the Registrant announced that it would outsource its consumer credit card business to MBNA Corporation. Under the agreement, the Registrant's subsidiary banks will offer their customers credit card products through MBNA. Additionally, MBNA will acquire approximately $150 million of consumer credit card receivables from the Registrant's subsidiary banks. The sale is expected to close on June 30, 1999 and result in an after-tax gain of approximately $.48 per diluted share.


Item 7.  Financial Statements and Exhibits.

     (c) Exhibits

     Exhibit 99   Press Release dated June 28, 1999.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CCB FINANCIAL CORPORATION



Date: July 1, 1999                 By: /s/   SHELDON M. FOX
                                   Sheldon M. Fox
                                   Executive Vice President and
                                   Chief Financial Officer


Date: July 1, 1999                 By: /s/   W. HAROLD PARKER, JR.
                                   W. Harold Parker, Jr.
                                   Senior Vice President and
                                   Chief Accounting Officer